Exhibit 10.39
                                                                   -------------

                             AMENDMENT TO AGREEMENT

     Amendment dated as of April 30, 1997 to the Agreement made effective February 27, 1997 (the "Employment Agreement") between DIANON Systems, Inc., a Connecticut Corporation (the "Company"), and Richard A. Sandberg, residing at 233 Brushy Ridge, New Canaan, Connecticut ("Richard A. Sandberg").

     WHEREAS, the Company and Richard A. Sandberg desire to amend the Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, the Company and Richard A. Sandberg hereby agree as follows:

     1. Section 2 of the Employment Agreement is hereby amended by deleting the third sentence thereof so that as so amended Section 2 shall read in its entirety as follows:

               "2. STOCK OPTIONS

               All options to buy Company stock held by Richard A. Sandberg as of February 22, 1997, ("Options") to the extent not previously vested will vest in full effective February 27, 1997, provided that Richard A. Sandberg does not revoke this Agreement pursuant to Section 24 of this Agreement. A revocation by Richard A. Sandberg of this Agreement pursuant to Section 24 of this Agreement shall not affect (i) any Option (or portion thereof) that was not vested pursuant to this Section 2 and (ii) any Option that was exercised or sold by Richard A. Sandberg prior to the date of such revocation. The options will otherwise be exercisable according to the terms of their initial grant(s)."

     2. The Employment Agreement is hereby amended by adding a new Section 27 entitled "Secured Loan" which shall read in its entirety as follows:

               "27. SECURED LOAN

               Immediately upon execution hereof, the Company shall loan to Richard A. Sandberg Three Hundred Thousand Dollars ($300,000.00) ("the Loan") and in exchange therefore Richard A. Sandberg shall execute and deliver to the Company the Secured Promissory Note attached hereto as Exhibit A and the Security Agreement attached hereto as Exhibit B. As set forth in the Secured Promissory Note, the Loan shall be repayable in full in two years and shall bear interest at the rate of 9.5% per annum, payable annually, and shall be secured by the Options, the shares of stock of the Company issuable upon exercise of the Options and 30,000 shares of stock of Milkhaus Laboratory, Inc. ("Milkhaus") owned by Richard A. Sandberg. As set forth in the Security Agreement, Richard A. Sandberg shall have the right

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     to  exercise  the  Options  and to sell from time to time any or all of the shares of the Company or Milkhaus held as collateral under the Security Agreement provided that 60% of the gain realized by Richard A. Sandberg from any such sale is paid to the Company in satisfaction of Richard A. Sandberg's obligations under the Secured Promissory Note."

     3. Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms.

                                                  DIANON SYSTEMS, INC.

                                                  By /S/  KEVIN JOHNSON
                                                     ------------------
                                                     Kevin Johnson


                                                  /S/  RICHARD A. SANDBERG
                                                  ------------------------
                                                  Richard A. Sandberg